Exhibit 99.1

Media Contact:	Investor Contact:

Vibha Agrawal	Sujal Shah
610-712-1737 (office)	610-712-5471 (office)
908-256-6234 (cellular)	sujal@agere.com
vagrawal@agere.com

AGERE SYSTEMS REPORTS RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR 2004

— Company reports year-over-year improvement in revenues, gross margin, earnings per share and cash

FOR RELEASE: TUESDAY, OCTOBER 26, 2004

     ALLENTOWN, Pa. — Agere Systems (NYSE: AGR.A, AGR.B) today reported that revenues for the fourth quarter of fiscal 2004, ended September 30, were $439 million, at the high end of the guidance range provided by the company in July. The company’s revenues were $495 million in the June quarter and $504 million in the year-ago quarter.

     For the full fiscal year 2004, the company reported revenues of $1.91 billion, an increase of 4 percent over revenues of $1.84 billion for fiscal year 2003.

     For the September quarter, the company reported a GAAP net loss of $127 million or $0.07 per share, including $132 million in net restructuring and other charges. The company reported a GAAP net income of $2 million or breakeven per share in the June quarter, and a GAAP net income of $11 million or $0.01 per share in the year-ago quarter.

     Pro forma net income was $6 million or breakeven per share in the September quarter, compared to pro forma net income of $10 million, or $0.01 per share in the June quarter, and pro forma net income of $64 million or $0.04 per share in the year-ago quarter.

     For the full fiscal year 2004, the company reported a GAAP net loss of $90 million, or $0.05 per share, compared to a GAAP net loss of $338 million, or $0.20 per share in fiscal 2003. The company reported pro forma net income of $49 million, or $0.03 per share, compared to pro forma net loss of $148 million, or $0.09 per share in fiscal 2003.

     Pro forma net income excludes gain or loss from the sale of, and income or loss from, discontinued operations; restructuring-related charges included in costs, primarily

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increased depreciation; certain other non-cash charges; net restructuring and other charges; purchased in-process research and development charges; amortization of acquired intangible assets; net gain or loss from the sale of operating assets; certain tax adjustments; cumulative effect of an accounting change and certain non-recurring charges.

     The company reported gross margin of 45 percent for the fiscal year 2004, an improvement of 14 percentage points over fiscal year 2003 gross margin of 31 percent.

     The company posted its fifth consecutive quarter of positive cash flow from operations, less capital expenditures, generating $13 million in cash in the September quarter. The company also improved its cash and cash in trust by $12 million to $797 million.

     “We are encouraged by the progress we have made over the last year: we increased revenues and gross margin, improved our bottom-line performance, and strengthened our cash position,” said John Dickson, president and CEO, Agere Systems. “While the market remains somewhat uncertain, we are confident that we have the growth strategy in place to take advantage of the opportunities ahead. We expect to continue to build on our success in storage; expand our footprint in mobility from 2.5G/EDGE to 3G and multimedia solutions; leverage our traffic management and network processor expertise to deliver multiservice and voice-over-IP solutions; and aggressively pursue such growth areas as Gigabit Ethernet and home and enterprise storage networks.

     “We believe that the actions we have taken to reduce costs and sharpen product focus will allow us to increase our revenues and improve profitability as we move through fiscal 2005.”

Revenue by End-User Application

	Quarter Ended		Year Ended
	Sep 30,	Jun 30,	Sep 30,	Sep 30,
	2004	2004	2004	2003
Storage	$155	$133	$635	$623
Mobility	100	154	496	417
Enterprise & Networking	120	127	513	560
Telecommunication	64	81	268	239

	$439	$495	$1,912	$1,839

The table above shows Agere’s revenue by end user application. Each application includes revenue from the licensing of intellectual property. Additional historical revenue data is available at http://www.agere.com/webcast.

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Product and Customer Highlights

     Recent company highlights include:

•	Introduction of a new integrated reference platform for feature-rich EDGE mobile phones that supports MPEG-4 video playback and MP3 music without requiring an additional multimedia co-processor.

•	Introduction of a new low-power preamplifier integrated circuit specifically designed for use in 2.5-inch mobile hard disk drives. This storage chip delivers the industry’s fastest operating speeds in a low-power design, equipping notebook PCs with increased storage capacity, extended battery life, and the performance needed to serve as desktop PC replacements.

•	Shipment of the TrueStore™ low-power read-channel chips to leading hard disk drive manufacturer GS Magicstor for use in new 1.8-inch drives. Agere is also providing chips for Magicstor’s 1.0-inch drive, which is among the smallest form factors currently shipping in the industry.

•	Announcement that Agere’s proposal for creating per-service and multi-tier service guarantees in converged multimedia networks was accepted by U.S. and international standards bodies, which include companies such as Lucent Technologies, Nortel Networks and Sprint. The new Application Service Resiliency mechanism proposed by Agere is utilized in the company’s Unbreakable Access™ technology, announced in June.

•	Agreement with ARM to license the latest ARM11™ core to develop next-generation solutions for mobile phones and enterprise networking that deliver higher performance while consuming lower power.

Outlook

     In the December quarter, the company expects to report revenues in the range of $390 million to $410 million, consistent with the company's outlook in September. The company expects GAAP net loss to be in the range of $0.04 to $0.06 per share, including restructuring-related items. Pro forma net loss is expected to be in the range of $0.01 to $0.03 per share.

Earnings Webcast

     Agere Systems will host a conference call today at 8:30 a.m. EDT to discuss its financial results and outlook. To listen to the conference call via the Internet, visit

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http://www.agere.com/webcast. Subsequent to the conference call, a replay will be available at the same web address. Financial supplemental information is also available on the company’s website at http://www.agere.com/webcast.

     Agere Systems is a global leader in semiconductors for storage, wireless data, and public and enterprise networks. The company’s chips and software power a broad range of computing and communications applications, from cell phones, PCs, PDAs, hard disk drives and gaming devices to the world’s most sophisticated wireless and wireline networks. Agere’s customers include the top manufacturers of consumer electronics, communications and computing equipment. Agere’s products connect people to information and entertainment at home, at work and on the road — making personal broadband a reality.

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This press release contains forward-looking statements based on information currently available to Agere. Agere’s actual results could differ materially from the results stated or implied by these forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, our ability to keep pace with technological change, our dependence on new product development, price and product competition, availability of manufacturing capacity, customer demand for our products and services, general industry and market conditions, and reliance on major customers and suppliers. For a further discussion of these and other risks and uncertainties, see our annual report on Form 10-K for the fiscal year ended September 30, 2003, and our quarterly report on Form 10-Q for the period ended June 30, 2004. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Agere Systems Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in millions except per share amounts)

	Quarter Ended			Year Ended
	Sep 30	Jun 30	Sep 30	Sep 30	Sep 30
	2004	2004	2003	2004	2003
Revenue	$439	$495	$504	$1,912	$1,839
Costs	240	267	290	1,046	1,260

Gross profit — $	199	228	214	866	579
Gross profit — %	45.3%	46.1%	42.5%	45.3%	31.5%
Operating Expenses
Selling, general and administrative	62	64	67	272	294
Research and development	118	131	107	496	467
Amortization of acquired intangible assets	2	2	1	7	8
Purchased in-process research and development	—	—	—	13	—
Restructuring and other charges — net	132	11	32	197	131
Gain on sale of operating assets — net	(1)	(3)	(8)	(4)	(21)

Total operating expenses	313	205	199	981	879

Operating Income (Loss)	(114)	23	15	(115)	(300)
Other income (expense) — net	4	(1)	3	8	22
Interest expense	10	11	12	43	47

Income (loss) from continuing operations before income taxes	(120)	11	6	(150)	(325)
Provision (benefit) for income taxes	7	9	(16)	(60)	46

Income (loss) from continuing operations	(127)	2	22	(90)	(371)

Discontinued Operations:
Income (loss) from operations of discontinued business — net of taxes	—	—	(11)	—	8
Gain on disposal of discontinued business — net of taxes	—	—	—	—	30

Income (loss) from discontinued operations	—	—	(11)	—	38

Income (loss) before cumulative effect of accounting change	(127)	2	11	(90)	(333)
Cumulative effect of accounting change — net of taxes	—	—	—	—	(5)

Net Income (Loss)	$(127)	$2	$11	$(90)	$(338)

Basic and diluted income (loss) per share information:
Income (loss) from continuing operations	$(0.07)	$0.00	$0.01	$(0.05)	$(0.22)
Income (loss) from discontinued operations	—	—	—	—	0.02

Income (loss) before cumulative effect of accounting change	(0.07)	0.00	0.01	(0.05)	(0.20)
Cumulative effect of accounting change	—	—	—	—	—

Net Income (loss)	$(0.07)	$0.00	$0.01	$(0.05)	$(0.20)

Weighted average shares outstanding—basic (in millions)	1,723	1,718	1,686	1,712	1,667

Weighted average shares outstanding—diluted (in millions)	1,723	1,734	1,707	1,712	1,667

Agere Systems Inc.
Unaudited Pro Forma Results of Operations
(Dollars in millions except per share amounts)

	Quarter Ended			Year Ended
	Sep 30	Jun 30	Sep 30	Sep 30	Sep 30
	2004	2004	2003	2004	2003
Revenue:
Mobility	$100	$154	$127	$496	$417
Storage	155	133	174	635	623
Enterprise and Networking	120	127	144	513	560
Telecom	64	81	59	268	239

Total Revenue	439	495	504	1,912	1,839
Pro Forma Gross Profit — $	199	228	230	873	682

Pro Forma Gross Profit — %	45.3%	46.1%	45.6%	45.7%	37.1%
Operating Expenses Included in Pro Forma Results
Pro Forma Selling, general and administrative	62	64	66	272	292
Research and development	118	131	107	496	467

Total Pro Forma Operating Income (Loss)	19	33	57	105	(77)
Other income (expense) — net	4	(1)	3	8	22
Interest expense	10	11	12	43	47
Pro Forma Provision for income taxes	7	11	(16)	21	46

Pro Forma Net Income (Loss)	$6	$10	$64	$49	$(148)

Pro Forma Net Income (Loss) per share	$0.00	$0.01	$0.04	$0.03	$(0.09)

Weighted average shares outstanding—basic (in millions)	1,723	1,718	1,686	1,712	1,667

Weighted average shares outstanding—diluted (in millions)	1,723	1,734	1,707	1,712	1,667

Reconciliation of Pro Forma Gross Profit — $ to Gross Profit — $
Pro Forma Gross Profit — $	$199	$228	$230	$873	$682
Restructuring related charges, including increased depreciation	—	—	16	7	103

Gross Profit — $	$199	$228	$214	$866	$579

Reconciliation of Pro Forma Gross Profit — % to Gross Profit — %
Pro Forma Gross Profit — %	45.3%	46.1%	45.6%	45.7%	37.1%
Restructuring related charges, including increased depreciation	(0.0)%	0.0%	(3.1)%	(0.4)%	(5.6)%

Gross Profit — %	45.3%	46.1%	42.5%	45.3%	31.5%

Reconciliation of Pro Forma Selling, general & administrative to Selling, general & administrative
Pro Forma Selling, general & administrative	$62	$64	$66	$272	$292
Stock compensation expenses	—	—	1	—	2

Selling, general & administrative	$62	$64	$67	$272	$294

Reconciliation of Pro Forma Operating Income (Loss) to Operating Income (Loss)
Pro Forma Operating Income (Loss)	$19	$33	$57	$105	$(77)
Restructuring related charges, including increased depreciation	—	—	16	7	103
Amortization of acquired intangible assets	2	2	1	7	8
Purchased in-process research and development	—	—	—	13	—
Restructuring and other charges — net	132	11	32	197	131
Stock compensation expenses	—	—	1	—	2
(Gain) loss on sale of operating assets — net	(1)	(3)	(8)	(4)	(21)

Operating Income (Loss)	$(114)	$23	$15	$(115)	$(300)

Reconciliation of Pro Forma Provision for income taxes to Provision (benefit) for income taxes
Pro Forma Provision (benefit) for income taxes	$7	$11	$(16)	$21	$46
Reversal of tax contingencies	—	2	—	81	—

Provision (benefit) for income taxes	$7	$9	$(16)	$(60)	$46

Reconciliation of Pro Forma Net Income (Loss) to Net Income (Loss)
Pro Forma Net Income (Loss)	$6	$10	$64	$49	$(148)
Restructuring related charges, including increased depreciation	—	—	16	7	103
Amortization of acquired intangible assets	2	2	1	7	8
Purchased in-process research and development	—	—	—	13	—
Restructuring and other charges — net	132	11	32	197	131
Stock compensation expenses	—	—	1	—	2
(Gain) loss on sale of operating assets — net	(1)	(3)	(8)	(4)	(21)
Income from operations of discontinued business — net of taxes	—	—	(11)	—	8
Gain (loss) on disposal of discontinued business — net of taxes	—	—	—	—	30
Reversal of tax contingencies	—	2	—	81	—
Cumulative effect of accounting change — net of taxes	—	—	—	—	(5)

Net Income (Loss)	$(127)	$2	$11	$(90)	$(338)

Agere Systems Inc.
Unaudited Condensed Consolidated Balance Sheets
(Millions)

	Sep 30	Jun 30	Sep 30
	2004	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$778	$771	$744
Cash held in trust	19	14	21
Trade receivables	285	278	265
Inventories	150	147	122
Other current assets	41	57	52

TOTAL CURRENT ASSETS	1,273	1,267	1,204
Property, plant and equipment — net	682	685	778
Goodwill	120	119	109
Acquired intangible assets — net	6	8	13
Other assets	191	205	284

TOTAL ASSETS	$2,272	$2,284	$2,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$195	$215	$245
Short-term debt	147	142	195
Other current liabilities	524	494	582

TOTAL CURRENT LIABILITIES	866	851	1,022
Long-term debt	420	423	451
Other liabilities	565	390	404

TOTAL LIABILITIES	1,851	1,664	1,877

STOCKHOLDERS’ EQUITY	421	620	511

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,272	$2,284	$2,388

Agere Systems Inc.
Unaudited Cash Flow Measures
Three Months Ended September 30, 2004
(Millions)

		Restructuring
	Ongoing	and Related
	Operations	Activities	TOTAL
OPERATING ACTIVITIES
Gross profit	$199	$—	$199
Total operating expenses	181	132	313
Other income — net	4	—	4
Interest expense and provision for income taxes	17	—	17

Net income (loss)	5	(132)	(127)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Restructuring expense — net of cash payments	—	108	108
Depreciation and amortization	49	—	49
Other operating activities	24	—	24

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	78	(24)	54
INVESTING ACTIVITIES
Capital expenditures	(41)	—	(41)
Other investing activities	(4)	—	(4)

NET CASH USED BY INVESTING ACTIVITIES	(45)	—	(45)

FINANCING ACTIVITIES
Other financing activities	(2)	—	(2)

NET CASH USED BY FINANCING ACTIVITIES	(2)	—	(2)

Net increase (decrease) in cash and cash equivalents	31	(24)	7

Cash and cash equivalents at beginning of period			771

Cash and cash equivalents at end of period			$778

Net Cash provided (used) by Operating Activities	$78	$(24)	$54
Capital Expenditures	(41)	—	(41)

Net Cash provided (used) by Operating Activities and Capital Expenditures	$37	$(24)	$13

Agere Systems Inc.
Unaudited Net Income (Loss) Per Share Guidance

Quarter Ending
Dec 31
2004
Reconciliation of Pro Forma Net Income (Loss) Per Share to Net Income (Loss) Per Share
Pro Forma Net Loss (High End of Range)	($0.01)
Pro Forma Net Loss (Low End of Range)	($0.03)

Restructuring related charges included in costs, primarily increased depreciation	0.02
Restructuring and other charges — net	0.01
Amortization of acquired intangible assets	—
(Gain) loss on sale of operating assets — net	—

0.03

Net Income (Loss) (High End of Range)	($0.04)
Net Income (Loss) (Low End of the Range)	($0.06)